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                                                                    Exhibit 10.7

                             ABERCROMBIE & FITCH CO.
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                     (as amended and restated May 22, 2003)

Section 1. PURPOSE - The Company desires and intends to recognize the value to the Company of the past and present services of its Directors, to encourage their continued service to the Company and to be able to attract and retain superior Directors by adopting and implementing this Plan to provide such Directors an opportunity to defer compensation otherwise payable to them from the Company. In addition, the Company desires to allow such Directors an opportunity to invest in the Common Shares of the Company by providing that amounts deferred under this Plan may be used to purchase such Common Shares.

Section 2. CERTAIN DEFINITIONS - The following terms will have the meanings provided below.

         "Additions" means the credits applied to Deferred Compensation Accounts as provided in Section 4 hereof.

         "Annual Retainer" means, with respect to any calendar year or other period, the retainer which, absent an election to defer hereunder, would be payable to a Participant for services rendered to the Board or its committees during those pay periods beginning in the given calendar year or other period.

         "Beneficiary" means the person or persons designated in writing as such and filed with the Company at any time by a Participant. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Company shall be effective.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

         "Common Shares" means the shares of Class A Common Stock, par value $.01, of the Company.

         "Company" means Abercrombie & Fitch Co., a Delaware corporation, and any successor entity.

         "Deferred Compensation Account" means the separate Deferred Compensation Account established for each Participant pursuant to Section 4 of the Plan.

         "Director" means any director of the Company who receives compensation from the Company for his or her services as a director.

         "Effective Date" means October 1, 1998, provided that the Plan is approved by at least a majority vote of the members of the Board at a regularly scheduled meeting of the Board within thirty (30) days following such date.

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         "Eligible Compensation" means, to the extent applicable to any given
Participant, the Annual Retainer, Meeting Fees, and stock-based incentives, including stock options, restricted stock and stock units relating to Common Shares. The extent to which a given Participant may defer a given component of Eligible Compensation shall be based upon such Participant's eligibility to receive the given component of Eligible Compensation (as determined under applicable agreements and pay practices of the Company) and the provisions and limitations applicable to the given component as provided under this Plan.

         "Fair Market Value" of the Common Shares means the most recent closing price of the Common Shares on any national securities exchange on or through which the Common Shares are then listed or traded.

         "Meeting Fees" means, with respect to any calendar year or other period, the fees for attendance at meetings of the Board or its committees (exclusive of expenses) which, absent an election to defer hereunder, would be payable to a Participant during those pay periods beginning in the given calendar year or other period.

         "Participant" has the meaning specified in Section 3 of the Plan.

         "Plan" means the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan, as reflected in this document, as the same may be amended from time to time after the Effective Date.

         "Plan Administrator" means the Chief Financial Officer of the Company.

         "Trust" means the trust fund that, in the discretion of the Company, may be established for purposes of segregating certain assets of the Company for payment of benefits hereunder as the same may be amended from time to time. Such Trust may be irrevocable, but the assets thereof shall, at all times, remain the property of the Company subject to the claims of the Company's creditors.

Section 3. PARTICIPANTS

Each Director on the Effective Date shall be designated by the Company as eligible for participation in the Plan on the Effective Date. Each individual who becomes a Director after the Effective Date shall be designated by the Company as eligible for participation in the Plan as of the later of the date on which he or she becomes a Director or the date specified by the Board. A Participant shall continue to participate in the Plan until his or her status as a Participant is terminated by either a complete distribution of his or her Deferred Compensation Account pursuant to the terms of the Plan, by written directive of the Company or by revocation of his or her Deferral Notice.

Section 4. DEFERRED COMPENSATION ACCOUNTS

         A. Establishment of Deferred Compensation Accounts. The Company will establish a Deferred Compensation Account for each Participant.

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         B.       Election of Participant. To the extent authorized by the Plan
Administrator, a Participant may elect to have all or a portion of his or her Eligible Compensation which is to be paid to him or her by the Company allocated to his or her Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan. To exercise such an election, the Participant must advise the Company of his or her election, in writing, on a form and within the time period prescribed by the Plan Administrator (each, a "Deferral Notice"). Such Deferral Notice shall apply only to Eligible Compensation payable to, or earned by, the Participant after the date on which the Deferral Notice is received by the Company.

         C. Company Contributions. As of the date any Eligible Compensation would have otherwise been payable absent the filing of a Deferral Notice, the Company will allocate to the Participant's Deferred Compensation Account the amount of Eligible Compensation specified in the Deferral Notice. Any amounts so allocated by the Company are called "Company Contributions."

         D. Adjustment of Account Balances. Stock-based incentives deferred pursuant to the Plan shall be credited to a Participant's Deferred Compensation Account as Common Shares. As of the date any amount of Eligible Compensation otherwise payable in cash is credited to a Participant's Deferred Compensation Account, such amount shall be divided by the then Fair Market Value of the Common Shares. Upon completion of this calculation, each Deferred Compensation Account shall be credited with the resulting number of Common Shares (carried to three decimals). The Deferred Compensation Account of each Participant shall be credited with cash dividends on the Common Shares at the times and equal in amount to the cash dividends actually paid with respect to Common Shares on and after the date credited to the Deferred Compensation Account. The amount of cash dividends credited to each Deferred Compensation Account shall be divided by the then Fair Market Value of the Common Shares; and the Deferred Compensation Account of each Participant shall be credited with the resulting number of Common Shares (carried to three decimals). The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.

         E. Stock Adjustments. The number of Common Shares in the Deferred Compensation Account of each Participant shall be adjusted from time to time to reflect stock splits, stock dividends or other changes in the Common Shares resulting from a change in the Company's capital structure.

         F. Participant's Rights in Accounts. A Participant's only right with respect to his or her Deferred Compensation Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of
Section 5 of the Plan.

Section 5. PAYMENT OF DEFERRED BENEFITS

         A. Time of Payment. Distribution of a Participant's Deferred Compensation Account shall be made in accordance with a Payment Election Form delivered by the Participant to the Plan Administrator. The Plan Administrator may, in his or her discretion, permit a Participant to elect a further deferral of amounts credited to his or her Deferred Compensation Account by delivering a later Payment Election Form; provided that, unless otherwise approved by the Plan Administrator, any election to further defer amounts credited to a Participant's Deferred Compensation Account must be made at least one year prior to the date such amounts would otherwise be payable.

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         B.       Method of Distribution. A Participant's Deferred Compensation
Account shall be distributed to the Participant in a single lump sum transfer of the whole Common Shares (plus cash representing the value of any fractional share), or in such number of annual installments (not to exceed 10) as may be elected by the Participant in accordance with a Payment Election Form delivered to the Plan Administrator.

         C. Hardship Distributions. Prior to the time a Participant's Deferred Compensation Account becomes payable, the Plan Administrator, in his or her sole discretion, may elect to distribute all or a portion of the whole Common Shares (plus cash representing the value of any fractional share) credited to such account in the event such Participant requests a distribution due to severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Plan Administrator determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of the Participant's family, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the smaller of (i) the number of whole Common Shares (plus cash representing the value of any fractional share) credited to the Participant's Deferred Compensation Account or (ii) the number of whole Common Shares credited to the Participant's Deferred Compensation Account with a Fair Market Value (determined as of the date of distribution) equal to the amount needed to meet the financial hardship.

         D. Designation of Beneficiary. Upon the death of a Participant prior to the distribution of his or her Deferred Compensation Account, such Deferred Compensation Account shall be paid to the Beneficiary designated by the Participant. If there is no designated Beneficiary or no designated Beneficiary surviving at a Participant's death, payment of the Participant's Deferred Compensation Account shall be made to the Participant's estate.

         E. Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Plan Administrator shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.

Section 6. ASSIGNMENT OR ALIENATION - The right of a Participant, Beneficiary or any other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

Section 7. PLAN ADMINISTRATION - The Plan Administrator will have the right to interpret and construe the Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under the Plan. In all such interpretations and constructions, the Plan Administrator's determination will be based upon uniform rules and practices applied in a nondiscriminatory manner and will be binding upon all persons affected thereby. Subject to the provisions of Section 8 below, any decision by the Plan Administrator with respect to any such matters will be final and binding on all parties. The Plan Administrator will have absolute discretion in carrying out his or her responsibilities under this Section 7.

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Section 8. CLAIMS PROCEDURE

         A. Filing Claims. Any Participant or Beneficiary entitled to benefits under the Plan will file a claim request with the Plan Administrator.

         B. Notification to Claimant. If a claim request is wholly or partially denied, the Plan Administrator will furnish to the claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

                  (i)      the specific reason or reasons for the denial;

                  (ii) specific reference to pertinent Plan provisions upon which the denial is based;

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his or her claims for review.

         C. Review Procedure. A claimant or his or her authorized representative may, with respect to any denied claim:

                  (i) request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his or her claim;

                  (ii)     review pertinent documents; and

                  (iii)    submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Plan Administrator (or his or her designee). The Plan Administrator (or his or her designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of the Plan Administrator's findings.

         D. Decision on Review. The Plan Administrator (or his or her designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.

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Section 9. UNSECURED AND UNFUNDED OBLIGATION - Notwithstanding any provision herein to the contrary, the benefits offered under the Plan shall constitute an unfunded, unsecured promise by the Company to pay benefits determined hereunder which are accrued by Participants while such Participants are Directors. No provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder, except to the extent that the Company, in its discretion, establishes a Trust for such purpose. To the extent any benefits provided under the Plan are actually paid from a Trust, the Company shall not have any further obligation therefor, but to the extent not so paid, such benefits shall remain the obligations of, and shall be paid by, the Company. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of the Plan and of any Trust shall be paid by the Company, provided that, in the event that a Trust is established, at the direction of the Company, such expenses and fees shall be paid from the Trust, provided that such amounts are not paid by the Company.

Section 10. AMENDMENT AND TERMINATION OF THE PLAN - The Company reserves the right, by a resolution of the Board, to amend the Plan at any time, and from time to time, in any manner which it deems desirable. The Company also reserves the right, by a resolution of the Board, to terminate this Plan at any time without providing any advance notice to any Participant; and in the event of any Plan termination, the Company reserves the right to then distribute all amounts allocated to Participants' Deferred Compensation Accounts. However, no amendment to or termination of the Plan will adversely affect the benefit that any Participant has accrued under the Plan on the later of (i) the effective date of that amendment or, if applicable, the effective date of Plan termination or (ii) the date that the amendment is adopted or, if applicable, the date that the Plan is terminated.

Section 11. BINDING UPON SUCCESSORS - The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

Section 12. NO GUARANTEE OF PLAN PERMANENCY - This Plan does not contain any guarantee of provisions for continued service on the Board to any Director or Participant nor is it guaranteed by the Company to be a permanent plan.

Section 13. GENDER - Any reference in the Plan made in the masculine pronoun shall apply to both men and women.

Section 14. INCAPACITY OF RECIPIENT - In the event that a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his or her person or of his or her estate is appointed, any benefits under the Plan to which such

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Participant or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Plan Administrator, in his or her sole discretion, determines that a Participant or Beneficiary is unable to manage his or her financial affairs, the Plan Administrator may, but shall not be required to, direct the Company to make distribution(s) to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Plan Administrator the propriety of making such distribution(s). Any payment made under this Section 14 shall be in complete discharge of any liability under the Plan for such payment. The Plan Administrator shall not be required to see to the application of any such distribution made to any person.

Section 15. GOVERNING LAW - This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 16. INABILITY TO LOCATE PARTICIPANT OR BENEFICIARY Each Participant is obliged to keep the Plan Administrator apprised of his or her current mailing address and that of his or her Beneficiary. The Plan Administrator's obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant's or Beneficiary's last known address. Any amounts credited to the Deferred Compensation Account of any Participant or Beneficiary that does not present himself or herself to the Plan Administrator will be forfeited no later than 12 months after that benefit otherwise would have been payable. However, this forfeited benefit will be restored and paid if the Plan Administrator subsequently receives a claim for benefits which is approved under the procedures described in Section 8.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the Effective Date.

                                           ABERCROMBIE & FITCH CO.

                                           By: ________________________________

                                           Its:________________________________

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                                                                       EXHIBIT A

                             ABERCROMBIE & FITCH CO.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

DEFERRAL NOTICE - ANNUAL RETAINER AND MEETING FEES

Name:__________________________________________________________________________

Soc. Sec. No.:_________________________________________________________________

Date of Birth:_________________________________________________________________

1.       ELECTION TO DEFER.

         In accordance with the provisions of the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan (the "Plan"), I hereby elect to defer __________ percent (i.e., 25%, 50%, 75% or 100%) of the Annual Retainer and Meeting Fees payable to me for services as a Director of Abercrombie & Fitch Co. in respect of fiscal year quarters commencing after the date of this Deferral Notice. This election supersedes any prior deferral election made by me and shall remain in effect until terminated or otherwise amended.

2.       DISTRIBUTION ELECTION.

         I hereby elect to receive distribution of my Deferred Compensation Account in the Plan in accordance with a Payment Election Form filed separately with the Plan Administrator.

3.       DESIGNATION OF BENEFICIARY.

         I hereby designate _____________________ as my primary Beneficiary and ______________________ as my contingent Beneficiary(ies) to receive any amounts payable under the Plan in the event of my death.

4.       ACKNOWLEDGMENT.

         I hereby acknowledge that (i) my election to defer my Annual Retainer and Meeting Fees under the Plan is irrevocable with respect to amounts which are deferred under the Plan and shall remain in effect until terminated or modified,
(ii) the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to Directors and that I have no rights or claims to receive amounts credited to my Deferred Compensation Account other than those specifically granted by the terms of the Plan, and (iii) I am solely responsible for ensuring that the Plan Administrator's files contain my current mailing address and that of my Beneficiary.

________________________            _______________________________________
          Date                                     Signature

                                            ____________________________________
                                              Name (please print)

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                                                                       EXHIBIT B

                            ABERCROMBIE & FITCH CO.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

DEFERRAL NOTICE - STOCK UNITS

Name:_________________________________________________________________________

Soc. Sec. No.:_________________________________________________________________

Date of Birth:_________________________________________________________________

1.       ELECTION TO DEFER.

         In accordance with the provisions of the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan (the "Plan"), I hereby elect to defer __________ percent (i.e., 25%, 50%, 75% or 100%) of the Common Shares (rounded to the nearest whole share) payable to me pursuant to Stock Units awarded under the Abercrombie & Fitch Co. 2003 Stock Plan for Non-Associate Directors for services as a Director of Abercrombie & Fitch Co., provided such Stock Units are scheduled to vest at least six months after the date of this Deferral Notice. This election supersedes any prior deferral election made by me and shall remain in effect until terminated or otherwise amended.

2.       DISTRIBUTION ELECTION.

         I hereby elect to receive distribution of my Deferred Compensation Account in the Plan in accordance with a Payment Election Form filed separately with the Plan Administrator.

3.       DESIGNATION OF BENEFICIARY.

         I hereby designate _____________________ as my primary Beneficiary and ______________________ as my contingent Beneficiary(ies) to receive any amounts payable under the Plan in the event of my death.

4.       ACKNOWLEDGMENT.

         I hereby acknowledge that (i) my election to defer my Common Shares under the Plan is irrevocable with respect to amounts which are deferred under the Plan and shall remain in effect until terminated or modified, (ii) the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to Directors and that I have no rights or claims to receive amounts credited to my Deferred Compensation Account other than those specifically granted by the terms of the Plan, and (iii) I am solely responsible for ensuring that the Plan Administrator's files contain my current mailing address and that of my Beneficiary.

         ________________________           ___________________________________
                  Date                                   Signature

                                            ____________________________________
                                               Name (please print)

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                                                                       EXHIBIT C
                                                                     PAGE 1 OF 2

                             ABERCROMBIE & FITCH CO.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

         PAYMENT ELECTION FORM

This Payment Election Form sets forth my election as to the timing of payment of the value of my Deferred Compensation Account pursuant to the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan (the "Plan"), subject to the provisions, definition of terms, and conditions of the Plan which are incorporated herein by reference.

This payment election will apply uniformly to all deferral sources (i.e., Annual Retainer, Meeting Fees, and stock-based incentives).

This payment election will supersede any previous payment election forms that I have submitted with respect to the Plan.

The payment election date may be revised to a later date by completing a new Payment Election Form no later than one year prior to the most recently designated settlement date.

MY PERIOD OF DEFERRAL WITH RESPECT TO AMOUNTS ELECTIVELY DEFERRED UNDER THE PLAN SHALL EXPIRE AT THE EARLIEST TIME SPECIFIED BELOW (complete any that apply):

Upon my termination of service as a Director of the Company, in which case I elect to receive settlement of my Deferred Compensation Account by (check one):

________ Lump sum settlement in January after such event; or

________ Commencement of ____ annual installment payments in January after such event (up to 10 installment payments permitted).

or

In January of _____ (year), in which case I elect to receive settlement of my Deferred Compensation Account by (check one):

______ Lump sum settlement in January of such year; or

_______ Commencement of _______ annual installment payments in January of such year (up to 10 installment payments permitted).

Irrespective of the above elections with respect to the timing of payments, all amounts credited to my Deferred Compensation Account will be paid out in a single lump sum in the event of my termination of service as a Director of the Company prior to attaining age 65, or in the event of a Change of Control (as defined in the Abercrombie & Fitch Co. 2003 Stock Plan for Non-Associate Directors).

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ABERCROMBIE & FITCH CO.
DIRECTORS' DEFERRED COMPENSATION PLAN

PAYMENT ELECTION FORM

ACKNOWLEDGEMENT BY PARTICIPANT              AGREEMENT OF ABERCROMBIE & FITCH CO.

SIGNATURE OF                                Abercrombie & Fitch Co. hereby
PARTICIPANT  __________________________     agrees that this Payment Election
                                            Form is valid and that the Director
PRINTED NAME __________________________     who executed this Payment Election
                                            Form is a Participant in the Plan in
SOCIAL SECURITY                             accordance with the terms thereof.
NUMBER       __________________________
                                            NAME     ___________________________
DATE         __________________________
                                            TITLE    ___________________________

                                            DATE
                                            RECEIVED ___________________________

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